                                                                   Exhibit 10.71


 AMENDMENT NO. 1 TO AMENDED AND RESTATED SERIES A CONVERTIBLE REDEEMABLE STOCK
                               PURCHASE AGREEMENT




          THIS AMENDMENT NO. 1, dated as of February 23, 1999 ("Amendment No. 1"), to Amended and Restated Series A Convertible Redeemable Stock Purchase Agreement dated as of November 20, 1998 (the "Stock Purchase Agreement"), is entered into by and among Intellisys Group, Inc., a Delaware corporation (the "Company"), and Weston Presidio Capital III, L.P. and WPC Entrepreneur Fund, L.P. (collectively, the "Investor"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

          WHEREAS, the Company and the Investor previously entered into the Stock Purchase Agreement; and

          WHEREAS, the Company and the Investor desire to amend the Stock Purchase Agreement for the purposes of modifying Section 1.1(b), Schedule A and
                                                                 ----------
Exhibit A thereto.
---------

          NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this Amendment No. 1, the parties hereby amend the Stock Purchase Agreement as follows:

          1. Section 1.1(b) of the Stock Purchase Agreement is hereby amended in its entirety to read as follows:

              (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at each Closing, and the Company agrees to sell and issue to the Investor at each Closing, the number of shares of the Company's Series A Convertible Redeemable Preferred Stock (the "Series A
                                                                     --------
     Preferred Stock") set forth opposite each Investor's name on Schedule A
     ---------------                                              ----------
     hereto for the purchase price of $6.9629 per share.

          2.  Schedule A of the Stock Purchase Agreement is hereby amended to
              ----------
read in full as set forth in Schedule A hereto.
                             ----------

          3. Investor previously paid the Company $10,000,000.41 of the total consideration specified in Schedule A of the Stock Purchase Agreement.
                           ----------
Concurrently herewith, Investor is delivering to the Company by check or wire transfer the amount of $500,052.79 in payment of the balance of the total consideration specified in Schedule A to the Stock Purchase Agreement, as amended hereby.

          4.  Exhibit A to the Stock Purchase Agreement is hereby amended to
              ---------
read in full as set forth in Exhibit A hereto.
                             ---------

          5. The undersigned Weston Presidio Capital III, L.P. and WPC Entrepreneur Fund, L.P., hereby represent and warrant to the Company that they are the owners of all of the Series A Preferred Stock (as that term is defined in the Stock Purchase Agreement) and hereby consent to the amendment of the Certificate of Designation (as defined in the Stock Purchase Agreement) to read in full as set forth in the Amended Certificate of Designation of Series A Convertible Redeemable Preferred Stock attached hereto as Exhibit A.
                                                          ---------

          6. This Amendment No. 1 shall be effective as of the date hereof and, except as expressly set forth herein, the Stock Purchase Agreement shall remain in full force and effect and be otherwise unaffected hereby.

          7. This Amendment No. 1 may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

          IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.

                                 INTELLISYS GROUP, INC.

                                  /s/ Donald J. Esters
                                 ________________________________________
                                 By:  Don Esters
                                 Its: Chairman and Chief Executive Officer
                                 Address:   1400 East Dana Street
                                 Mountain View, CA 94041
                                 Attn:  Don Esters

                                 WESTON PRESIDIO CAPITAL III, L.P.,


                                 By:    WESTON PRESIDIO CAPITAL
                                        MANAGEMENT III, LLC,
                                        its General Partner

                                 By:  /s/ Philip Halperin
                                    -------------------------------------
                                 Address:  343 Sansome Street, Suite 1210
                                 San Francisco, CA 94104-1316
                                 Attn:  Philip Halperin

                                 WPC ENTREPRENEUR FUND, L.P.,


                                 By:    WESTON PRESIDIO CAPITAL MANAGEMENT
                                        III, LLC, its General Partner

                                 By: /s/ Philip Halperin
                                    --------------------------------------
                                 Address:  343 Sansome Street, Suite 1210
                                 San Francisco, CA 94104-1316
                                 Attn:  Philip Halperin

     SIGNATURE PATE TO AMENDMENT NO. 1 TO AMENDED STOCK PURCHASE AGREEMENT

                                   SCHEDULE A
                                   ----------


                               LIST OF INVESTORS

First Closing                                No. of Shares       Purchase Price
--------------                               -------------      ---------------
Weston Presidio Capital III, L.P.                  459,413       $ 3,198,846.78
WPC Entrepreneur Fund, L.P.                         22,869           159,234.56
                                                 ---------       --------------
                                                   482,282       $ 3,358,081.34
Subsequent Closing
------------------
Weston Presidio Capital III, L.P.                  977,082       $ 6,803,324.26
WPC Entrepreneur Fund, L.P.                         48,636           338,647.60
                                                 ---------       --------------
                                                 1,025,718       $ 7,141,971.86
                                              Total
                                              Consideration:     $10,500,053.20

                                   EXHIBIT A
                                   ---------

                       AMENDED CERTIFICATE OF DESIGNATION
                                       of
                SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                       of
                             INTELLISYS GROUP, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


          Intellisys Group, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Series A Convertible Redeemable Preferred Stock:

          RESOLVED, that a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          1.  Designation and Number.
              ----------------------

          A class of Preferred Stock, designated Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"), is hereby established. The number of shares of Series A Preferred Stock shall be 1,508,000. The rights, preferences, privileges and restrictions granted to and imposed upon the Series A Preferred Stock are as set forth below.

          2.  Dividend Provisions.
              -------------------

          The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, when and if declared by the Board of Directors, out of any assets legally available therefor, in an amount equal to that paid on a share of Common Stock into which such shares of Series A Preferred Stock could then be converted. Dividends, if paid or declared, must be paid on all outstanding shares of Series A Preferred Stock. No dividends shall be paid on any Common Stock of the corporation during any fiscal year unless dividends in an amount equal to or greater than any dividends to be paid on any Common Stock shall have been or are concurrently paid on each share of the Series A Preferred Stock.

          3.  Liquidation Preference.
              ----------------------

              a.   Series A Preferred Stock.  In the event of any liquidation,
                   ------------------------
                   dissolution or winding up of this corporation, either voluntary or involuntary, a holder of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of any other series of Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (A) the sum of (i) $6.9629 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") as adjusted to reflect any
                     -----------------------------
                    share split, share dividend, combination, reclassification or similar event involving the Series A Preferred Stock, plus any declared but unpaid dividends on such share, and
                    (ii) an amount equal to a ten percent (10%) annual rate of return compounded annually, from the date of issuance of such stock through the date on which such payment is made, on the Original Series A Issue Price or (B) the value such holder would receive if each outstanding share of the Series A Preferred Stock had been converted into Common Stock pursuant to Section 4 hereof immediately prior to such liquidation, dissolution or winding up of this corporation (treating the Series A Preferred Stock for purposes of this Section as being fully convertible notwithstanding any provision to the contrary contained herein). If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock then owned by each such holder.

               b.   No Further Right or Claim.  After the completion of the
                    -------------------------
                    distribution required by subparagraph (a) of this Section 3, the holders of shares of Series A Preferred Stock will have no right or claim to any of the remaining assets of this corporation.

               c.   Property Distribution.  Whenever the distribution provided
                    ---------------------
                    for in this Section 3 shall be payable in property other than cash, its value will be deemed its fair market value, as determined in good faith by the Board of Directors of this corporation. Any securities shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                         (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                         (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors of this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

                    (ii) The method of valuation of securities subject to
                         investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in
                         (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined in good faith by the Board of Directors of this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

               d.   Acquisitions.  Any acquisition of the corporation by means
                    ------------
                    of merger or other form of corporate reorganization in which outstanding shares of the corporation are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation or its stockholders of a transaction or series of transactions in which more than 50% of the voting power of the corporation is acquired by another person or entity (collectively, an "Acquisition"), shall be deemed to be a
                                       -----------
                    liquidation, dissolution or winding up of the corporation within the meaning of this Section 3.

          4.  Conversion.  The holders of the Series A Preferred Stock shall
              ----------
have conversion rights as follows (the "Conversion Rights"):
                                        -----------------

               a.   Right to Convert.
                    ----------------

                    (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time after the first anniversary of the date of initial issuance of shares of Series A Preferred Stock and on or prior to the fifth day prior to any Redemption Date (as defined in
                          Section 5(a)), at the office of this corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price for such share by the Conversion Price at the time in effect for such share; provided, however, that if the Company's
                                 --------  -------
                          registration statement (registration no. 333-65845) covering shares of Common Stock to be issued in an underwritten public offering (the "Registration") is withdrawn by the Company from filing with the Securities and Exchange Commission, the shares of Series A Preferred Stock shall, immediately upon filing of the notice of such withdrawal with the Securities and Exchange Commission, become convertible, at the option of the holder thereof, into shares of Common Stock pursuant to the provisions of this Section 4(a)(i); and provided, further, that the
                                                    --------  -------
                          Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(c). The initial Conversion Price is the Original Series A Issue Price.

                    (ii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect immediately upon the consummation of the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (or any successor form) under the Securities Act of 1933, as amended, where (x) the aggregate price at which such shares are sold to the public (excluding shares sold by Don Esters or persons related to or affiliated with him) is not less than $20,000,000, and (y) the price per share to the public is at least two times the Original Series A Issue Price (as adjusted to reflect any stock split, dividend, combination, reclassification or similar event occurring after the date hereof). If the consummation of the foregoing public offering occurs prior to the first anniversary of the date of initial issuance of shares of Series A Preferred Stock and the Registration is consummated, the conversion shall take place automatically on the first anniversary of the date of initial issuance of the Series A Preferred Stock at the Conversion Price in effect at the time of such anniversary.

                    (iii) Should the corporation consummate a sale of the
                          corporation's Common Stock pursuant to an initial underwritten public offering, but such offering fails to meet the requirements of subsection (ii) above, the rights and privileges of the holders of Series A Preferred Stock shall remain and each share of Series A Preferred Stock shall not be automatically converted into shares of Common Stock as described in subsection
                          (ii) above. If (A) the corporation subsequently consummates a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended, in which (x) the aggregate market value of the publicly-traded shares of the corporation's Common Stock following completion of the offering is greater than $35.0 million, and (y) the per share price to the public of the Common Stock sold in the offering is at least two times the Original Series A Issue Price (as adjusted to reflect any stock split, dividend, combination, reclassification or similar event occurring after the date hereof), and
                          (B) the Series A Preferred Stock is then convertible into Common Stock pursuant to the provisions of
                          Section 4(a)(i) hereof, then each share of Series A Preferred Stock shall automatically be converted upon the consummation of such offering, into shares of Common Stock at the Conversion Price at the time in effect for such series.

                    (iv) The Series A Preferred Stock shall also automatically be converted into shares of Common Stock at the Conversion Price at the time in effect, if (x) the publicly-traded shares of the corporation's Common Stock have had a closing trading price on the market on which such shares are listed (the "Trading Market") of not less than two times the Original Series A Issue Price (as adjusted to reflect any stock split, dividend, combination, reclassification or similar event occurring after the date hereof) for thirty (30) of the forty (40) most recent trading days on the Trading Market, (y) the Average Daily Market Value (as defined below) of the shares of Common Stock trading during the forty (40) day period described above exceeds $750,000 and (z) the Series A Preferred Stock is then convertible into Common Stock pursuant to the provisions of Section 4(a)(i) hereof. For purposes of this subsection (iv), the three week period prior to or after an underwritten secondary public offering (such offering not otherwise satisfying the requirements of subsection (iii) above) shall not be included in the calculation of the forty (40) day period described herein. The Average Daily Market Value shall be an amount determined by dividing the sum of the Daily Market Values for the trading days in the 40 trading day period by 40. The Daily Market Value on any day shall be determined by multiplying the number of shares of Common Stock sold during that day by the closing sale price on the Trading Market for a share of Common Stock on that day.

               b.   Mechanics of Conversion.  Before any holder of Series A
                    -----------------------
                    Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

               c.   Conversion Price Adjustments of Series A Preferred Stock.
                    ---------------------------------------------------------

                    (i) The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                         (A) If the corporation shall issue, at any time after the Purchase Date (as defined below), any Additional Stock (as defined below) for consideration per share less than the Conversion Price with respect to the Series A Preferred Stock in effect immediately prior to such issuance, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be reduced concurrently with such issue to the price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (treating as outstanding for such purposes the Common Stock issuable upon conversion of the Series A Preferred Stock) plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of shares of Additional Stock (as defined hereafter) so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (treating as outstanding for such purposes the Common Stock issuable upon conversion of the

                              Series A Preferred Stock) plus the number of shares of Additional Stock so issued.

                         (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         (C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                         (E) In the case of the issuance of options to purchase or rights to subscribe for Additional Stock, securities by their terms convertible into or exchangeable for Additional Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(c)(i) and subsection 4(c)(ii):

               1. The aggregate maximum number of shares of Additional Stock deliverable upon exercise of such options to purchase or rights to subscribe for Additional Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(c)(i)(C) and (c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Additional Stock covered thereby.

               2. The aggregate maximum number of shares of Additional Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(c)(i)(C) and
          (c)(i)(D)).

               3. In the event of any change in the number of shares of Additional Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Additional Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

               4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Additional Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               5. The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(c)(i)(E)(3) or (4).

                         (F)  Notwithstanding any of the provisions of this
                              Section 4(c), the Conversion Price of the Series A Preferred Stock shall never be adjusted to a price below eighty percent (80%) of the Original Series A Issue Price.

                   (ii)  "Additional Stock" shall mean any shares of Common
                          ----------------
                         Stock issued (or deemed to have been issued pursuant to subsection 4(c)(i)(E)), by this corporation after the issuance date of the Series A Preferred Stock (the "Purchase Date") other than (x) shares of Common Stock
                         --------------
                         issued or issuable upon conversion of shares of the Series A Preferred Stock or pursuant to a transaction described in subsection 4(c)(iii) or (iv) hereof, (y) up to 400,000 shares of the corporation's Common Stock (which number shall be appropriately adjusted to reflect any stock split, dividend, combination, reclassification or similar event occurring after the date hereof) reserved for issuance under the corporation's stock plans approved by the corporation's Board of Directors, and (z) up to 457,058 shares of Common Stock (which number shall be appropriately adjusted to reflect any stock split, dividend, combination, reclassification or similar event occurring after the date hereof) issued upon exercise of outstanding warrants and stock options.

                   (iii) In the event the corporation should at any time or
                         from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any
                         -------------------------
                         consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(c)(i)(E).

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               d.   Other Distributions.  In the event this corporation shall
                    -------------------
                    declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(iii) other than in connection with the redemption of any such security provided for in Section 5 or in connection with Excluded Redemptions as such term is defined in Section 5, then, in each such case for the purpose of this subsection 4(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

               e.   Recapitalizations.  If at any time or from time to time
                    -----------------
                    there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the

                    Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this
                    Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               f.   No Impairment.  This corporation will not, by amendment of
                    -------------
                    its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

               g.   No Fractional Shares and Certificate as to Adjustments.
                    ------------------------------------------------------

                    (i) No fractional shares shall be issued upon conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share. Such conversion shall be determined on the basis of the total number of shares of the Series A Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any of the Series A Preferred Stock, pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of the Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock

               h.   Notices of Record Date.  In the event of any taking by this
                    ----------------------
                    corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of the Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               i.   Reservation of Stock Issuable Upon Conversion.  This
                    ---------------------------------------------
                    corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               j.   Notices.  Any notice required by the provisions of this
                    -------
                    Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          5.   Redemption.
               ----------

               a.   Series A Preferred Stock.  At any time beginning November
                    ------------------------
                    10, 2003, but subject to the provisions of Section 5(b) below, if the

                    Series A Preferred Stock has not been converted to Common Stock pursuant to Section 4(a)(ii), (iii) or (iv) on or before November 10, 2003, upon election (a "Redemption
                                                                ----------
                    Election") by the holders of 100% of the then outstanding
                    --------
                    Series A Preferred Stock, the corporation shall redeem each share of Series A Preferred Stock by paying for every share of such Series A Preferred Stock, the Redemption Price (as defined below). On the 30th day after the date of the Redemption Election (the "Initial Redemption Date"), but
                                              -----------------------
                    subject to Section 5(b) below, the corporation shall redeem one-sixteenth of the outstanding shares of Series A Preferred Stock by paying to each holder of shares of Series A Preferred Stock, a per share sum equal to the Original Series A Issue Price of such shares of Series A Preferred Stock plus an amount equal to a ten percent (10%) annual rate of return (the "ARR") compounded annually from the date of issuance of such shares through the date on which such shares are redeemed (the "Redemption Price"). Following the
                                              ----------------
                    Initial Redemption Date and payment, the remaining shares of Series A Preferred Stock shall be redeemed in fifteen (15) equal quarterly installments, at the Redemption Price, commencing on the 90th day following the Initial Redemption Date and then on every 90th day thereafter, unless such day falls on a day which is not a business day in San Francisco, California, in which case the applicable redemption installment shall be due and payable on the next business day (each such date, and the Initial Redemption Date, are sometimes referred to herein as a "Redemption Date").
                                                       ---------------

               b. The Redemption Price with respect to all shares of Series A Preferred Stock shall be paid before any redemption payment is made in respect of any other capital stock of the corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the corporation), other than Excluded Redemptions. "Excluded
                                                                     --------
                    Redemptions" shall mean any repurchases of the corporation's
                    -----------
                    capital stock pursuant to employee stock plans approved by the corporation's Board of Directors.

               c. At least fifteen (15) days prior to the Initial Redemption Date, written notice shall be mailed by the corporation, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock at the address last shown on the records of this corporation for such holder or given by the holder to this corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of this corporation is located, notifying such holder of the redemption to be effected, specifying the Redemption Date, the

                    Redemption Price, the place at which payments may be obtained and the date on which such holder's Conversion Rights as to such shares terminate and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption
                                                                 ----------
                    Notice"). Each holder of Series A Preferred Stock being
                    ------
                    redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

               d. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares of the Series A Preferred Stock that are to be redeemed on the Redemption Date (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of the Series A Preferred Stock on any Redemption Date, are insufficient to pay in full the cash portion of the Redemption Price for the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Series A Preferred Stock first, ratably among the holders of those shares to be redeemed based on the number of such shares required to be redeemed that are then outstanding. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed.

               e. Three (3) days prior to the Redemption Date, this corporation shall deposit the cash Redemption Price of all outstanding shares of Series A Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, this corporation shall deposit irrevocable instruction and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption, the Redemption Price of the Series A Preferred Stock to be redeemed to the holders thereof upon surrender of their certificates. Any moneys deposited by the corporation pursuant to this subsection (e) remaining unclaimed at the expiration of six months following the applicable Redemption Date, shall thereafter be returned to the corporation upon its request expressed in a resolution of its Board of Directors; provided, however, that the corporation's obligations to pay the Redemption Price shall continue.

               f. Notwithstanding the provisions of this Section 5, in the event that the Series A Preferred Stock has been redeemed in accordance herewith but the holders thereof have not received on each Redemption Date the full Redemption Price payable thereon and if there shall at the time be at least four directors of this corporation in office, the holders of a majority of the outstanding Series A Preferred Stock shall be entitled to elect one additional individual to the Board of Directors (the "Additional Director"), who will be elected for a one-year term (or until the Additional Director's right to hold office terminates as provided herein, whichever occurs earlier), at a special meeting called by the holders of at least 25% of the outstanding shares of Series A Preferred Stock or, if the request for a special meeting is received by this corporation less than 90 days before the date fixed for the next annual or special meeting of stockholders of this corporation, at the next annual or special meeting, and at each subsequent annual meeting until the payment in full of the due and unpaid portion of the Redemption Price. When the due and unpaid portion of the Redemption Price has been paid in full, the holders of the Series A Preferred Stock shall be divested of the right to elect the Additional Director and the term of office of the Additional Director shall terminate. In addition to the foregoing, in the event the Series A Preferred Stock has been redeemed in accordance herewith but the holders have not received on a Redemption Date the full Redemption Price payable on that date, then the ARR used to compute the portion of the Redemption Price which has not been paid when due (but not any other portion of the Redemption Price paid when due) shall be increased by two percent (2%) and shall be increased by an additional two percent (2%) on the last day of the first 90-day period following the respective Redemption Date if the portion of the Redemption Price which had not been paid when due remains unpaid on that date and by an additional one percent (1%) on the last day of the second 90-day period following the respective Redemption Date if the portion of the Redemption Price which had not been paid when due remains unpaid on that date.

               g. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in taking all action as may be necessary or appropriate to protect the redemption rights of the holders of the Preferred Stock against impairment.

          6.   Voting Rights.
               -------------

               a. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock could be converted at the close of business on the record date for such vote, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock as a single class and not as a separate class, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by such holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               b. Except as set forth in Section 5(f) hereof, the Board of Directors of the corporation shall consist of not less than five (5) nor more than seven (7) members. Except as set forth in Section 5(f) hereof, the holders of the Series A Preferred Stock shall have the right to elect one director voting as a separate class. Except as set forth in Section 5(f) hereof, the remaining directors shall be elected by the holders of the outstanding shares of the Common Stock and the Series A Preferred Stock, voting together as a class. Election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide. Any director who is elected to the Board of Directors may be removed from the Board only upon the request of the holders who elected such director by vote of at least the number of shares required to elect such director. In the event that a director so elected resigns, is removed from, or otherwise ceases to serve on, the Board of Directors of the corporation, for whatever reason (other than as a result of the cessation of the term of office of the Additional Director as provided in
                    Section 5(f) hereof), the vacancy shall be filled, in accordance with applicable law, with an individual elected by the holders who initially elected such director, as described above.

          7.   Protective Provisions.
               ---------------------

          This corporation shall not, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class:

                    (i) increase or decrease the authorized number of shares of Series A Preferred Stock, issue any additional shares of Series A Preferred Stock after the initial issuance thereof or alter the rights, preferences or privileges of the Series A Preferred Stock;

                    (ii) authorize or designate any new class or series of stock or any other securities convertible into equity securities of this corporation, in either case ranking senior to the Series A Preferred Stock in rights of redemption, liquidation preference, voting or dividends or increase the authorized or designated number of any such existing class or series;

                    (iii) effect an Acquisition;

                    (iv) declare or pay any dividends on the corporation's capital stock or repurchase any of the corporation's capital stock (except under employee stock plans approved by the corporation's Board of Directors or as permitted herein);

                    (v) amend its Certificate of Incorporation or Bylaws in a manner that adversely affects the voting powers, preferences or other rights or privileges of the Series A Preferred Stock (provided that any amendment to this Amended Certificate of Designation shall require the consent of the holders of a majority of the outstanding Series A Preferred Stock);

                    (vi) make or permit any subsidiary of the corporation to make loans or advances in an aggregate amount outstanding in excess of $250,000 (excluding a $100,000 loan currently outstanding to Dupuis Group, L.L.C. and a $60,000 loan currently outstanding to Durand Communications, Inc.), except loans or advances to employees in the ordinary course of business as part of compensation or travel related advances;

                    (vii) own, or permit any subsidiary of the corporation to own, any stock or other securities of any person in which Donald Esters, any officer or director of the corporation or any person affiliated or related to Donald Esters or such persons holds, directly or indirectly, any interest;

                    (viii) pay any cash compensation to the six most highly
                           compensated employees of the corporation in excess of an aggregate of $1,500,000 per year (with such amount increased by 10% annually commencing on January 1,
                           2000);

                    (ix) approve or make capital expenditures in any year in excess of $2,500,000 with such amount increased each fiscal year by the same percentage that the corporation's revenues increase in such fiscal year as compared to the corporation's revenues for the prior fiscal year;

                    (x) incur indebtedness, enter into any loan agreement or otherwise pledge, hypothecate or mortgage the assets or stock of the corporation in any manner, or otherwise guarantee any indebtedness of any kind, other than indebtedness of up to (aa) 5.0 times the Pro Forma Trailing 12-Month EBITDA (as defined below) through December 31, 1998, and (bb) 4.0 times the Pro Forma Trailing 12-Month EBITDA subsequent to December 31, 1998 (for purposes of the foregoing, the term "Pro Forma Trailing 12-Month EBITDA" shall mean the Company's earnings before interest, taxes, depreciation and amortization for the 12-month period ended on the last day of the most recently completed month, as adjusted to include throughout the 12-month period the earnings before interest, taxes, depreciation and amortization for that 12-month period of any business acquired by the Company); or

                    (xi) do any act or thing which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

          8.  Status of Converted or Redeemed Stock.  In the event any shares of
              -------------------------------------
Series A Preferred Stock shall be converted or redeemed pursuant to Section 4 or 5 hereof or otherwise, the shares of Series A Preferred Stock so converted or redeemed shall be cancelled and shall not be issuable by the corporation, and this corporation.

          IN WITNESS WHEREOF, the corporation has caused this Amended Certificate of Designation of Series A Convertible Redeemable Preferred Stock to be duly executed by its Vice President, Operations and Secretary this _________ day of February, 1999.


                                 INTELLISYS GROUP, INC.

                                 By:__________________________________
                                 Name:  Dennis T. Kushner
                                 Title: Vice President, Operations and Secretary